UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 29, 2008 (February 28, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 28, 2008, Fremont General Corporation (“Fremont General” or the “Company”) doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL” or the “Bank”), announced in a press release attached as Exhibit 99.1 hereto and incorporated herein by reference, that in connection with ongoing reviews and the Company’s preparation of its 2007 consolidated financial statements, which have not yet been completed, the Bank may need to record additional asset write-downs and reserves, which could result in further losses or, alternatively, will require the Bank to adjust downward its regulatory capital beyond that which was reported in the Bank’s Call Report for the year ended December 31, 2007 which was publicly filed with the FDIC on January 30, 2008. The Company indicated that if additional adjustments are required to be recorded by the Bank, such adjustments could have an adverse effect on the Company’s financial conditions, results of operations and business.
Related to the foregoing, the Company’s independent auditors, Squar, Milner, Peterson, Miranda & Williamson, LLP, will be delayed in completing their audit of the Company’s consolidated financial statements for the year ended December 31, 2007, which will result in the Company delaying its filing of its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Annual Report”) with the U.S. Securities and Exchange Commission (“SEC”), which is due on February 29, 2008. The Company indicated it is not able to determine when it will be able to file its 2007 Annual Report with the SEC.
The Company’s press release also indicated that Fremont General has significant liquidity risk as a result of limited sources of cash available to satisfy its obligations.
Also, as a result of the delay in filing its 2007 Annual Report, the Company indicated that it will have to delay its combined 2007 and 2008 Annual Meeting of Shareholders, which is currently scheduled to be held on April 16, 2008.
The Company’s press release indicated that it is working with its investment banking firms, Credit Suisse Securities (USA), LLC and Sandler O’Neill & Partners, L.P. to explore strategic alternatives, which include, but are not necessarily limited to, raising capital and restructuring the Company’s senior debt and Trust Originated Preferred Securities (the “Preferred Securities”) and soliciting indications of interest relating to a possible sale of the Company.
Finally, as an initial step in its efforts to preserve capital, the Company announced that the Company’s Board of Directors approved exercising the Company’s right to defer indefinitely, until further notice, the regularly scheduled quarterly interest payments on its 9% Junior Subordinated Debentures. Directly related thereto, Fremont General Financing I, a statutory business trust and trust subsidiary of the Company will defer distribution payments on its Preferred Securities, beginning with the distributions that would have otherwise been paid on March 31, 2008.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Press Release issued by the Company, dated February 28, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: February 29, 2008	By:	/s/ Stephen H. Gordon
		Name:	Stephen H. Gordon
		Title:	Chairman and Chief Executive Officer